State of Delaware
                                                      Secretary of State
                                                   Division of Corporations
                                                 Delivered 05:00 PM 07/21/2006
                                                   FILED 05:01 PM 07/21/2006
                                                 SRV 060692244 - 4193964 FILE


                            CERTIFICATE OF FORMATION



                                       OF



                              OLD FIELD FUND, LLC



      This Certificate of Formation of OLD FIELD FUND, LLC (the "LLC") is being duly executed and filed by John T. Moore, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. Code Ann. {section} 18-201, et seq.)

      FIRST.  The name of the limited liability company formed hereby is:

                              OLD FIELD FUND, LLC

      SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

      THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

      IN WITNESS WHEREOF, the undersigned, an authorized person of the LLC, has caused this Certificate of Formation to be duly executed as of the 21st day of July, 2006.



                                           By: /s/ John T. Moore
                                               ----------------------------
                                               Name:  John T. Moore
                                               Title: Manager